THE SUBSCRIBER UNDERSTANDS THAT THE INVESTMENT CONTEMPLATED BY THIS AGREEMENT HAS NOT BEEN REVIEWED, APPROVED, OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION" OR "SEC") NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF ANY INFORMATION GIVEN TO THE SUBSCRIBER OR ANY OTHER SUBSCRIBER IN ASSOCIATION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF SERIES G CONVERTIBLE PREFERRED STOCK ("SERIES G PREFERRED") AND THE SHARES OF COMMON STOCK INTO WHICH THE SERIES G PREFERRED ARE CONVERTIBLE (COLLECTIVELY, THE "SECURITIES") HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT SET FORTH IN SECTION 4(2) THEREOF AND IN REGULATION D PROMULGATED BY THE COMMISSION UNDER THE SECURITIES ACT, AS WELL AS OTHER EXEMPTIONS FROM REGISTRATION REQUIREMENTS. THE SUBSCRIBER UNDERSTANDS THAT THE SECURITIES MUST BE HELD INDEFINITELY UNLESS THE SALE OR OTHER TRANSFER THEREOF IS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THE SUBSCRIBER ACKNOWLEDGES AND AGREES THAT IT MUST RELY ON ITS OWN EXAMINATION OF THE COMPANY, THE TERMS OF THIS AGREEMENT AND THE SERIES G CONVERTIBLE PREFERRED STOCK BEING ISSUED HEREUNDER, INCLUDING THE MERITS AND RISKS INVOLVED.

JOINT VENTURE AND REVENUE SHARING AGREEMENT

This JOINT VENTURE AND REVENUE SHARING AGREEMENT (this "Agreement") is entered into this __ day of July 2020 (the "Effective Date") by and between Lord Global Corporation, a Nevada corporation with offices located at 318 N. Carson Street, Suite 208, Carson City, NV 89703 (the "Company"), a public reporting company with a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and 81 Logistics Group LLC, a Texas limited liability company with offices located at 1340 Thistlewood Dr., DeSoto, TX 75115 (the "Joint Venture Partner" and/or "Subscriber"). The Company and the Subscriber are sometimes referred to individually, as a "Party" and collectively, as the "Parties."

Section 1. Securities Issuable to Subscriber.

The Company, pursuant to the terms and conditions of this Agreement and in consideration for the Joint Venture Partner sharing the revenues generated by its entity, 81 Logistics Group LLC, or any affiliate thereto, from contracts (the "Revenue Contracts") with third parties (collectively, the "Sellers") for the purchase and sale of petroleum products (the "Revenue Products"), hereby agrees to issue to the Joint Venture Partner or its designee 3,500 shares of the Company's Series G Convertible Preferred Stock ("Series G Preferred"), each share of which is convertible into 1,000 shares of the Company's common stock. The terms and conditions applicable to the Series G Preferred are set forth in the attached Certificate of Designations, Preferences and Rights of the Series G Convertible Preferred Stock (the "Series G Certificate of Designations").

The Parties agree that if the market value of the Series G Preferred at the end of the six-month period following the execution of this Agreement, is not equal to or greater than the proceeds received by the Company under Section 2 of this Agreement, then the Company will issue to the Subscriber additional shares of Series G Preferred so that the then-current value of such shares of Series G Preferred is to equal the amount of proceeds received by the Company under this Agreement from the sale of Revenue Products under this Agreement.

The Parties agree that if the market value of the Series G Preferred at the end of the twelve-month period following the execution of this Agreement, is not equal to or greater than the proceeds received by the Company under this Agreement plus the proceeds to the Subscriber from any prior sale of Series G Preferred or Common Stock issued upon conversion of the Series G Preferred into Common Stock, then the Company will issue to Subscriber additional shares of Series G Preferred, so that the value of the Series G Preferred, including the Securities sold by Subscriber, is equal to the share of revenue proceeds received and paid to the Company under this Agreement.

Section 2. Revenue Contract Distribution.

The Joint Venture Partner and the Company agree as follows with respect to the distribution of the proceeds of each Revenue Contract:

(a) First, the Joint Venture Partner shall deliver to the Company copies of each Revenue Contract within 5 business days of the execution of each Revenue Contract.

(b) Second, the Joint Venture Partner shall accept 100% of the proceeds of each Revenue Contract into an account fully owned by the Joint Venture Partner (such account to be designated in each Revenue Contract).

(c) Third, the Joint Venture Partner shall deliver 100% of the proceeds of each Revenue Contract by wire transfer to a separate account designated by the Joint Venture Partner and the Company (the "Administrator Account").

(d) Fourth, the Company shall pay from the Administrator Account to the Seller under the applicable Revenue Contract 100% of that portion of the proceeds of each Revenue Contract that is due to the Seller thereunder.

(e) Fourth, the Company shall: (i) deliver 90% of the remaining amounts from each Revenue Contract to a separate account owned by the Joint Venture Partner, and (ii) retain 10% of the remaining amounts as payment for its services with respect to the management of the Administrator Account.

(f) The parties hereby acknowledge agree, represent and warrant that all financial transactions involving the Administrator Account will require the signature of at least one (1) authorized signatory representing the Company, and one (1) authorized signatory representing the Joint Venture Partner.

IN ACCORDANCE WITH SECTION 2(D) ABOVE, THE PARTIES HEREBY BY REPRESENT, WARRANT, ACKNOWLEDGE AND AGREE THAT THE JOINT VENTURE PARTNER AND THE COMPANY SHALL HAVE THE ABSOLUTE AND IRREVOCABLE DUTY TO PAY EACH SELLER 100% OF THE PORTION OF THE PROCEEDS DUE TO SUCH SELLER UNDER THE APPLICABLE REVENUE CONTRACT, BY WIRE TRANSFER OR SUCH OTHER PAYMENT METHOD DESIGNATED BY SUCH SELLER IN THE APPLICABLE REVENUE CONTRACT.

At the end of the six-month period following the execution of this Agreement, the parties agree to conduct an assessment of the Revenue Contract distribution process contemplated hereinabove, and to make any adjustments or amendments hereto as may be required to protect and advance the best interests of the Company and the Joint Venture Partner with respect to this Agreement.

Section 3. Intentionally Omitted.

Section 4. Inspection Rights.

The Company and Joint Venture Partner shall maintain books, records, documents and other written evidence, consistent with their normal accounting procedures and practices, sufficient to accurately reflect the performance of their respective obligations under this Agreement (collectively, the "Records"). The Joint Venture Partner agrees that within three (3) business days of receipt of any Revenue Contract, it shall deliver a full and complete copy of each such Revenue Contract to the Company.

Section 5. Termination.

This Agreement shall continue in full force and effect for a period of three (3) years form the date of its full execution (subject to adjustments and amendments as contemplated hereinabove). Notwithstanding the foregoing, this Agreement may be terminated by either Party "for cause", which term is defined as a material breach by either Party

of their duties hereunder, including the failure of the Joint Venture Partner to disclose to the Company the material terms and revenue from each Revenue Contract or the failure of the Company to disclose to the Joint Venture Partner any event or circumstance which could be reasonably expected to have a materially adverse effect on the value of the Series G Preferred (any such event being hereinafter referred to as a "Material Adverse Event").

Section 6. Representations and Warranties

The Company hereby makes the following representations and warranties to the Joint Venture Partner:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Reports (defined below). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted, and no legal proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations).

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Agreement, other than: (i) the filing with the Commission pursuant to the Registration Rights Agreement, (ii) application(s) to each applicable Trading Market for the issuance and sale of the Shares and the listing of the Shares for trading thereon in the time and manner required thereby, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the "Required Approvals").

(f) Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens.

(g) Capitalization. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company's stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company's employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. The Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "*Action*"). There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Compliance. Neither the Company nor any subsidiary thereof: (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority.

(l) Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect ("*Material Permits*").

(m) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.

(n) Sarbanes-Oxley; Internal Accounting Controls. The Company and the subsidiaries thereof (collectively, the "Subsidiaries") are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.

(o) Private Placement. No registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers as contemplated hereby.

(p) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an "investment company" subject to registration under the Investment Company Act of 1940, as amended.

(q) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

(r) Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(s) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Shares hereunder, (i) the fair saleable value of the Company's assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company's assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.

(t) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(u) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.

(v) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(w) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(x) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("*OFAC*").

(y) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser's request.

(z) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the "*BHCA*") and to regulation by the Board of Governors of the Federal Reserve System (the "*Federal Reserve*").

(aa) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the "*Money Laundering Laws*").

(bb) Subsidiary Rights. The Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of each of its Subsidiaries as owned by the Company or any Subsidiary.

(cc) Shell Company Status. The Company has never been, and is not presently, an issuer identified as a Shell Company.

(dd) Full Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to the Purchasers pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

Section 7. Closing Conditions

(a) The obligations of the Joint Venture Partner hereunder in connection with the closing of the purchase of the Series G Preferred (the "Closing") are subject to the following conditions being met:

(i) the accuracy in all material respects on the date of Closing (the "Closing Date") of the representations and warranties of the Company contained herein;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited.

Section 8. Notices.

All notices and other communications hereunder shall be in writing and shall be deemed duly delivered if delivered personally (upon receipt), or one (1) business day after being delivered by a recognized overnight delivery service, or upon transmission, if sent via electronic mail (with confirmation of receipt). Notices to each party shall be addressed to the address first set forth above, or, if electronically, by email, as follows:

If to the Company, to:
Attn: Joseph Frontiere, CEO
Email: jfrontiere@gmail.com

If to the Subscriber/Joint Venture Partner, to:
81 Logistics Group LLC
Attn: Tim Brown, Managing Partner
Email: tbrown@81logisticsgroup.com

Either party may specify a different address for notices to be sent by providing at least five (5) days' prior written notice of such change in address to the other party.

Section 9. **THIS AGREEMENT AND EACH OF THE TERMS AND PROVISIONS HEREOF ARE SUBJECT TO AND STRICTLY CONDITIONED UPON THE FOLLOWING: (1) THE JOINT VENTURE PARTNER MUST EXECUTE ALL REQUIRED AGREEMENTS AND OTHER DOCUMENTS RELATED TO A REVENUE CONTRACT WITH EXXONMOBIL CORPORATION, A TEXAS CORPORATION, OR A SUBSIDIARY OR AFFILIATE THEREOF, AND (2) THIS AGREEMENT MUST BE IN ACCORDANCE WITH AND CANNOT BE IN VIOLATION OF ANY OF THE TERMS AND PROVISIONS OF SUCH REVENUE CONTRACT AND ANY AGREEMENTS OR OTHER DOCUMENTS RELATED THERETO. THIS AGREEMENT SHALL BE DEEMED EFFECTIVE AND LEGALLY BINDING UPON THE PARTIES HERETO ON THE DATE THAT THE JOINT VENTURE PARTNER DELIVERS TO THE COMPANY A FULLY EXECUTED VERSION OF SUCH REVENUE CONTRACT.**

Section 10. The Company agrees to indemnify and hold harmless the Joint Venture Partner from any and all losses, liabilities, claims, damages, costs or expenses (including, without limitation, attorneys' fees and disbursements) suffered or incurred by the Joint Venture Partner arising out of or in connection with its acceptance and administration of its responsibilities under this Agreement (including the costs and expenses of defending itself against any claim of liability in connection therewith) or in connection with its performance of any of its obligations hereunder, or its good faith actions or omissions pursuant to this Agreement.

Section 11. Miscellaneous.

(a) Entire Agreement: This Agreement represents the entire agreement between the parties hereto, pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

(b) Amendments: This Agreement may not be modified or amended except pursuant to a written instrument signed by the Parties.

(c) Severability: In case any provision contained in this Agreement should be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(d) Successors and Assigns: The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by, the parties' successors and assigns. The rights and obligations of the Subscriber under this Agreement may only be assigned with the prior written consent of the Company.

(e) Governing Law; Arbitration: This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law. Any dispute of the Parties shall be settled by binding arbitration under the rules of the American Arbitration Association, with proceedings to be held in the State of Texas, County of Dallas. The Parties acknowledge that they will not have a right to litigate claims through a trial pursuant to this Arbitration Provision.

(f) Counterparts: This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one instrument, and shall

become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

[Signatures on Following Page]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the Effective Date set forth above.

LORD GLOBAL CORPORATION

DocuSigned by:
Joseph Frontiere
By: 0F0E99D32CAC4EE...
Name: Joseph Frontiere
Title: Chief Executive Officer

81 LOGISTICS GROUP LLC

By: ______________________
Name: Tim Brown
Title: Managing Partner